SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

LIBBEY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 11, 2012, Libbey Inc. (“Libbey”) issued a press release announcing that its wholly owned subsidiary Libbey Glass Inc. has priced its previously announced private placement of $450 million aggregate principal amount of senior secured notes due 2020. In addition, on May 11, 2012, Libbey issued a press release announcing that the expiration date had occurred for holders to tender their 10% senior secured notes due 2015 and deliver consents and receive the total consideration pursuant to the previously announced tender offer . A copy of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Libbey is furnishing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1 and Exhibit 99.2, which includes certain information that has not been previously reported to the public and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. By filing this Current Report on Form 8-K and furnishing this information, Libbey makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit

99.1	Press Release dated May 11, 2012, Announcing Pricing of $450 Million of Senior Secured Notes.

99.2	Press Release dated May 11, 2012 Announcing Expiration of Early Tender Period For Its Tender Offer and Consent Solicitation For Its 10% Senior Secured Notes Due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2012

LIBBEY INC.

By:	/s/ Susan A. Kovach
Name: Susan A. Kovach
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release dated May 11, 2012, Announcing Pricing of $450 Million of Senior Secured Notes.

Exhibit 99.2	Press Release dated May 11, 2012, Announcing Expiration of Early Tender Period For Its Tender Offer and Consent Solicitation For Its 10% Senior Secured Notes Due 2015.